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                                                                    Exhibit 23.1




               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

         We consent to the inclusion in Item 8 of this Annual Report (Form 10-K) of Rockford Corporation of our report dated February 19, 2001 with respect to the consolidated financial statements and financial statement schedule of the Company for each of the three years ended December 31, 2000.

         We also consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-48076) pertaining to the 1994 and 1997 Stock Option Plans and the 1999 Employee Stock Purchase Plan of Rockford Corporation of our report dated February 19, 2001, with respect to the consolidated financial statements and financial statement schedule for each of the three years ended December 31, 2000 included in Item 8 of this Annual Report (Form 10-K) of Rockford Corporation.

                              /s/ ERNST & YOUNG LLP


Phoenix, Arizona
March 12, 2001